Exhibit 8.1

     Skadden, Arps, Slate, Meagher & Flom llp

155 North Wacker Drive

Chicago, Illinois 60606-1720	FIRM/AFFILIATE
________	OFFICES
-----------
TEL: (312) 407-0700	BOSTON
FAX: (312) 407-0411	HOUSTON
www.skadden.com	LOS ANGELES
NEW YORK
PALO ALTO
WASHINGTON, D.C.
WILMINGTON
-----------
BEIJING
BRUSSELS
FRANKFURT
HONG KONG
LONDON
MOSCOW
July 30, 2020	MUNICH
PARIS
SÃO PAULO
SEOUL
SHANGHAI
SINGAPORE
Healthpeak Properties, Inc.	TOKYO
1920 Main Street, Suite 1200	TORONTO

Irvine, CA 92614

Re:	Certain United States Federal Income Tax Matters

Ladies and Gentlemen:

We have acted as United States federal income tax counsel to Healthpeak Properties, Inc., a Maryland corporation (“Healthpeak” and, collectively with the entities in which Healthpeak holds, or has held, a direct or indirect interest, the “Company”), in connection with the issuance of shares of common stock (the “Securities”) offered by the prospectus supplement dated July 30, 2020 (the “Prospectus Supplement”).

The Securities are being offered pursuant to (i) a registration statement on Form S-3 (File No. 333-225318) relating to the Securities and other securities of Healthpeak filed on May 31, 2018 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement, the “Registration Statement”); (ii) a prospectus, dated May 31, 2018 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement; and (iii) the Prospectus Supplement (together with the Base Prospectus, the “Prospectus”). The Registration Statement and the Prospectus are collectively referred to herein as the “Offering Documents.”

Healthpeak Properties, Inc.

July 30, 2020

This opinion is being furnished in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Offering Documents and such other documentation and information provided to us by you as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, you have provided us with, and we are relying upon, a certificate containing certain factual statements, factual representations, and covenants of officers of Healthpeak (the “Officers’ Certificate”) relating to, among other things, the actual and proposed operations of the Company. These representations and covenants relate, in some cases, to transactions and investments for which we did not act as the Company’s primary counsel. For purposes of our opinion, we have not independently verified all of the facts, statements, representations and covenants set forth in the Officers’ Certificate, the Offering Documents or in any other document. In particular, we note that the Company may engage in transactions in which we have not provided legal advice, and have not reviewed, and of which we may be unaware. We have, consequently, assumed and relied on your representation that the statements, representations, and covenants contained in the Officers’ Certificate, the Offering Documents, and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to such statements, representations, and covenants. We have assumed that such facts, statements, representations, and covenants are true without regard to any qualification as to knowledge, belief, intent, or materiality. Our opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations, and covenants. We are not aware of any facts inconsistent with such statements, representations, and covenants. Any material change or inaccuracy in the facts referred to, set forth or assumed herein or in the Officers’ Certificate may affect our conclusions set forth herein.

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or electronic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our opinion is also based on the correctness of the following assumptions: (i) Healthpeak and each of the entities comprising the Company has been and will continue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Maryland or of any other jurisdiction under the laws of which any of the entities comprising the Company have been formed, and (iii) each of the written agreements to which the Company is a party has been and will be implemented, construed, and enforced in accordance with its terms.

In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder (“Regulations”), administrative rulings and other Treasury interpretations of the Code and the Regulations by the courts and the Internal Revenue Service, all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. There can be no assurance, moreover, that our opinion will be accepted by the Internal Revenue Service or, if challenged, by a court.

Healthpeak Properties, Inc.

July 30, 2020

Based on and subject to the foregoing, we are of the opinion that commencing with Healthpeak’s taxable year that ended on December 31, 1985, Healthpeak has been organized and operated in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Code, and its actual method of operation through the date of this opinion has enabled, and its proposed method of operation will continue to enable, it to meet the requirements for qualification and taxation as a REIT under the Code thereafter.

As noted in the Prospectus, Healthpeak’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, distribution levels and diversity of stock ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of Healthpeak’s operation for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

This opinion is furnished only to you in connection with the Offering Documents. We hereby consent to the filing of this opinion with the Commission as an exhibit to Healthpeak’s Current Report on Form 8-K, being filed on the date hereof. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. Except as set forth above, we express no other opinion. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP